UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, Ms. Susan Rodriguez and Dr. Shih-Yin Ho were appointed to the Board of Directors (the “Board”) of Veradigm Inc. (the “Company”), each to hold office until the Company’s next annual meeting of stockholders. As of the date hereof, the Board has not determined any committee appointments for Ms. Rodriguez or Dr. Ho.

Ms. Rodriguez, age 59, has more than 30 years of experience in the biopharmaceutical industry, serving across a broad range of executive leadership roles. Ms. Rodriguez has served as Chief Commercial Officer of Ardelyx, Inc. (Nasdaq: ARDX) (“Ardelyx”), a biopharmaceutical company, since May 2020, leading the commercial build out for Ardelyx to bring to market first in class therapies in the gastroenterology and nephrology therapeutic areas. From February 2014 to December 2019, Ms. Rodriguez served as the Chief Executive Officer of Tolmar Pharmaceuticals, Inc. (“Tolmar”), a specialty oncology company, for which in 2019, Ms. Rodriguez was named President of the branded division upon the formation of the global entity, Tolmar, Inc. At Tolmar, Ms. Rodriguez led the build of the US commercial entity for the global family-owned pharmaceutical company, successfully establishing a market leading position for their primary oncology asset, advancing their pipeline, and successfully launching a new product in the area of rare disease. Prior to Tolmar, from 1990 to 2014, Ms. Rodriguez held various leadership positions at Abbott Laboratories (NYSE: ABT) (“Abbott”), most recently as Divisional Vice President of Global Marketing, where she led the global marketing function for an international portfolio of Abbott products. Prior to this role, Ms. Rodriguez served as the Vice President and General Manager of the Abbott Renal Franchise, where she successfully led the re-statement of the injectable vitamin D market with the launch of their next generation therapy. Prior to this, Ms. Rodriguez held a broad range of commercial leadership roles across the neuroscience, cardiovascular, urology, gastroenterology and anti-infective therapeutic areas in the pharmaceutical division as well as at the Abbott and Takeda Pharmaceutical Company Limited (NYSE: TAK) joint venture, TAP. Ms. Rodriguez serves on the board of directors of Heron Therapeutics, Inc. (Nasdaq: HRTX). Ms. Rodriguez also serves on the board of directors of the non-profit Cuba Emprende Foundation. Ms. Rodriguez received both a B.S. and M.S. in Psychology from the University of Pennsylvania.

Dr. Ho, age 52, is the Chief Executive Officer and Co-Founder of Last Mile Research, a new organization she co-founded in July 2021 that is focused on changing and optimizing the way life sciences companies source talent for clinical trials. In addition, Dr. Ho has served as President of Glimpse LLC (“Glimpse”), an independent software and strategy consulting firm for pharmaceutical services companies, since October 2018. During this time, she also served as the Chief Strategy Officer and Chief Product Officer of Aetion, Inc., a client of Glimpse that provides real world evidence software solutions for life sciences companies and payers, from March 2019 through March 2020. Dr. Ho is a seasoned digital health, software, and pharmaceutical services entrepreneur, executive, and advisor, having spent over 20 years developing products and companies in health information infrastructure, data analytics, and decision support for life sciences. She often works with companies interested in developing SaaS (software as a service) products in clinical research and pharmaceutical services. Prior to Last Mile Research and Glimpse, she was the Founder and Chief Executive Officer of Context Matters Inc. (“Context Matters”), a global health economics data analytics software company, from August 2010 through October 2018. Context Matters was acquired by Decision Resources Group in 2017, which was later sold to Clarivate PLC (NYSE: CLVT) in 2020. She has also advised many companies on product strategy. Before becoming an entrepreneur in 2010, she served as the Vice President, Product and Corporate Strategy for Medidata Solutions, Inc. (Nasdaq: MDSO) from 2008 to 2010, the head of eHealth strategy for Pfizer Inc. (NYSE: PFE) from 2001 to 2007, and the Director of Business Development for EmergingMed, a patient recruitment software company, from 2000 to 2001. Trained as an emergency medicine physician, Dr. Ho stepped away from medicine in 1998 to pursue opportunities in the emerging e-health industry. Dr. Ho currently serves on the board of directors of Genesis Research and non-profit PS3til6 and as an advisor to Redesign Health. She received her B.A. from Brown University, her M.D. from Yale University School of Medicine, and her M.B.A. from Harvard Business School.

There are no arrangements or understandings between Ms. Rodriguez or Dr. Ho and any other persons pursuant to which Ms. Rodriguez or Dr. Ho, respectively, was selected as a director, and there are no transactions in which either Ms. Rodriguez or Dr. Ho has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Each of Ms. Rodriguez and Dr. Ho will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock. For a description of the Company’s director compensation programs, see “Compensation of Directors” in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders held on June 21, 2022, filed with the U.S. Securities and Exchange Commission on May 6, 2022.

Item 7.01 Regulation FD Disclosure.

On February 22, 2023, the Company issued a press release announcing the appointments of Ms. Rodriguez and Dr. Ho to serve as directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release issued by Veradigm Inc. on February 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date:	February 22, 2023	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel and Corporate Secretary